UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2023 (May 13, 2023)

HOLLEY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39599	87-1727560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Russellville Road, Bowling Green, KY	42101
(Address of principal executive offices)	(Zip Code)

(270) 782-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HLLY	New York Stock Exchange
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	HLLY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 17, 2023, the Company (as defined below) filed a Current Report on Form 8-K (the “Original Form 8-K) with the Securities and Exchange Commission to report, among other things, the appointment of Matthew Stevenson as President and Chief Executive Officer of the Company. The sole purpose of this Amendment No. 1 to Current Report on Form 8-K/A (“Amendment No. 1”) is to correct an inadvertent error to the disclosure regarding the vesting metrics for the PSUs (as defined below) to be granted to Mr. Stevenson upon commencement of his employment. Specifically, the Original Form 8-K, while correctly referencing the 1,520,000 PSUs to be granted to Mr. Stevenson, did not include a reference to a tranche of 300,000 PSUs vesting as a component of such PSUs upon the achievement of a stock price threshold of $12.50, which is reflected below in this Amendment No.1. This Amendment No. 1 amends and restates the Original Form 8-K in its entirety. There is no other amendment to the Original Form 8-K or its exhibits made by this Amendment No. 1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matthew Stevenson

On May 17, 2023, Holley Inc. (the “Company”) announced the appointment of Matthew Stevenson as President and Chief Executive Officer of the Company, as well as a Class I director of the Company with a term expiring at the 2025 annual meeting of the Company. It is contemplated that Mr. Stevenson will commence employment with the Company on June 6, 2023 (the date of the commencement of Mr. Stevenson’s employment with the Company, the “Start Date”).

Prior to joining the Company, Mr. Stevenson, age 45, served as President of Blue Bird Corporation, a designer and manufacturer of school buses, since July 2021, and had served as President and Chief Executive Officer of Blue Bird since November 2021. From 2020 until he joined Blue Bird Corporation, Mr. Stevenson served as an independent advisor to Hyliion, Inc. in the commercial vehicle electric powertrain market and various private equity firms in the consumer services space. Mr. Stevenson also served as President of Terminix Residential from 2017 to 2019, which was a subsidiary of ServiceMaster Global Holdings, Inc. engaged in the business of providing termite and pest services to residential and commercial customers.

There are no arrangements or understandings between Mr. Stevenson and any other persons pursuant to which the Company has selected him as President and Chief Executive Officer and as a member of the Board of Directors of the Company (the “Board”), other than as set forth in his employment agreement. Mr. Stevenson has no direct or indirect material interest in any transaction with the Company that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Roles of Michelle Gloeckler and Matthew Rubel

In connection with the appointment of Mr. Stevenson as President and Chief Executive Officer of the Company effective as of the Start Date, Michelle Gloeckler, who has served as the Interim President and CEO since February 6, 2023, will no longer serve in such position effective as of the Start Date. However, Ms. Gloeckler will continue to serve as a director of the Company, on the Nominating and Governance, and Compensation and Talent Committees.

In order to facilitate an orderly transition in connection with the appointment of Mr. Stevenson as President and Chief Executive Officer of the Company, it is contemplated that Matthew Rubel, who has served as the Executive Chairman since February 6, 2023, will continue to serve in such position for such period of time as hereafter agreed by Mr. Rubel and the Board.

Employment Agreement with Mr. Stevenson

In connection with Mr. Stevenson’s appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Stevenson dated as of May 13, 2023 (the “Employment Agreement”). The Employment Agreement provides Mr. Stevenson’s employment will commence on a date to be mutually agreed upon by the Company and Mr. Stevenson, but in any event no later than July 17, 2023. As noted above, it is contemplated that Mr. Stevenson will commence employment with the Company on June 6, 2023. The Employment Agreement provides that the term of Mr. Stevenson’s employment will have an initial one-year term from the Start Date (the “Initial Term”), and will renew for successive one-year terms thereafter unless notice of non-renewal is provided by either party.

Pursuant to the Employment Agreement, the compensation terms applicable to Mr. Stevenson will include the following:

●	An initial annual base salary of $700,000, subject to annual review by the Board.

●	Upon the commencement of his employment, Mr. Stevenson will be granted inducement awards in the form of:

o
a special one-time equity grant of 1,000,000 restricted stock units (“RSUs”), which will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Stevenson’s continued employment with the Company.

o
a special one-time equity grant of 1,520,000 performance-based stock units (“PSUs”) which will vest upon the achievement of certain stock price metrics, described as follows, subject to Mr. Stevenson’s continued employment with the Company.

■	300,000 PSUs will vest upon the achievement of a stock price threshold of $5.00, $7.50, $10.00, and $12.50, respectively.

■	The remaining 320,000 PSUs will vest upon the achievement of a $15.00 stock price threshold.

●
A one-time signing bonus of $700,000, which Mr. Stevenson will be obligated to repay if his employment with the Company is terminated without “cause” or he resigns without “good reason” (as such terms are defined in the Employment Agreement) prior to the date that is eighteen months following the Start Date or he exercises his right not to renew the Employment Agreement during the Initial Term.

●
A target bonus of 100% of base salary, subject to pre-established performance goals established by the Board or any committee thereof, and a potential maximum bonus of up to 200% of base salary upon achievement of outperformance opportunities.

●	Beginning in 2026, Mr. Stevenson will be eligible to receive annual equity-based incentive compensation grants for an amount equal to three-times Mr. Stevenson’s then-base salary.

●
In connection with the requirement under the Employment Agreement for Mr. Stevenson to relocate to the Bowling Green, Kentucky area (inclusive of the Nashville metropolitan area) within 12 months of the Start Date, the Company will reimburse Mr. Stevenson for relocation expenses of up to $150,000, which will be grossed up for tax purposes. In addition, the Employment Agreement provides that Mr. Stevenson will be obligated to repay in full any relocation expenses paid to Mr. Stevenson if his employment with the Company is terminated under certain circumstances prior the first anniversary of his employment (if such termination of employment occurs after the first anniversary of his employment but prior to the second anniversary of his employment, Mr. Stevenson will be obligated to repay 50% of such relocation expenses).

In the event that Mr. Stevenson’s employment is terminated by the Company without “cause” (other than due to death or disability) or by Mr. Stevenson for “good reason,” or the Company elects not to renew the Employment Agreement, the Employment Agreement provides that, in addition to any accrued but unpaid benefits or obligations as of the date of termination, Mr. Stevenson will be entitled to (i) the continued payment of base salary then in effect for 12 months, (ii) a pro rata portion of any annual bonus for the fiscal year in which such termination occurs based on actual performance, (iii) reimbursement for the costs of continued health benefits under COBRA on a monthly basis for a period of 12 months, and (iv) accelerated vesting of the installment of RSUs eligible to vest during the year of termination.

In the event that Mr. Stevenson’s employment is terminated by the Company without “cause” (including due to death or disability) or by Mr. Stevenson for “good reason” or the Company elects not to renew the Employment Agreement within three months prior to or twelve months following any Change in Control (as defined in the Employment Agreement), the Employment Agreement provides that, in addition to any accrued but unpaid benefits or obligations as of the date of termination, Mr. Stevenson will be entitled to (i) the continued payment of base salary then in effect for 24 months, (ii) a lump sum payment in an amount equal to the target bonus Mr. Stevenson would have been entitled to receive for the year of termination, (iii) reimbursement for the costs of continued health benefits under COBRA on a monthly basis for a period of 12 months, and (iv) accelerated vesting of (A) all outstanding unvested RSUs and (B) a number of unvested PSUs, if any, based on the attainment of the applicable stock price metrics as of the date of the consummation of the Change in Control.

The Employment Agreement provides that Mr. Stevenson will be subject to confidentiality restrictions, and further provides that, during his employment and for 12 months following the termination of Mr. Stevenson’s employment, Mr. Stevenson will be subject to non-competition and non-solicitation restrictions (which period, in relation to the non-solicitation restrictions, will be extended to 24 months under certain circumstances where Mr. Stevenson is entitled to certain enhanced severance benefits in connection with a change in control).

Item 7.01. Regulation FD Disclosure.

On May 17, 2023, the Company issued a press release announcing Mr. Stevenson’s appointment as President and Chief Executive Officer of the Company. The text of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Exhibit 104	Press Release, dated May 17, 2023 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLEY INC.

By:	/s/ Jesse Weaver
Name: Jesse Weaver
Title: Chief Financial Officer

Date: May 18, 2023